Ronald R. Chadwick, P.C.
                    Certified Public Accountant
                      2851 South Parker Road
                           Suite 720
                      Aurora, Colorado  80014
                        Phone (303)306-1967
                         Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in the Registration Statement of Gala Global Inc. on Form S-1/A of my Report of Independent Registered Public Accounting Firm, dated January 6, 2011 on the balance sheet of Gala Global Inc. as at November 30, 2010, and the related statements of operations, stockholders' equity, and cash flows for the period from March 15, 2010 (date of inception) through November 30, 2010.

In addition, I consent to the reference to me under the heading
"Experts" in the Registration Statement.

                                 RONALD R. CHADWICK, P.C.
Aurora, Colorado
August 10, 2011                  /s/Ronald R. Chadwick, P.C.
                                 ---------------------------

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